Exhibit 19 - 1 - SAUL CENTERS, INC. INSIDER TRADING POLICY I. INTRODUCTION The following Insider Trading Policy (the “Policy”) of Saul Centers, Inc. and all of its subsidiaries (collectively, the “Company”), has been adopted by and is intended to govern the conduct of the Company’s directors, officers, Employees (as defined below), and other individuals designated by the Chief Financial Officer in his or her sole discretion, as well as entities and other individuals that they control (collectively, the “Covered Persons”). “Employees” means, for purposes of this Policy: (a) all employees of the Company and any of its subsidiaries, and (b) all employees of B. F. Saul Company, including any of its subsidiaries, whose primary office is the same address as the Company’s offices located in Bethesda, Maryland. II. PURPOSE The U.S. federal government, including the Securities and Exchange Commission (the “SEC”) and the Justice Department, is concerned about maintaining the fairness and integrity of U.S. capital markets. The federal government and SEC have enacted laws and adopted rules and regulations (collectively, the “Insider Trading Laws”) governing transactions in securities. Insider Trading Laws prohibit transactions in securities made on the basis of material non-public information (“MNPI”) and market manipulation, in addition to other offenses. In addition to criminal and civil penalties for individuals who trade, or provide information to others who trade, while in possession of MNPI, Insider Trading Laws have placed the onus on companies, and possibly other “controlling persons” (e.g. supervisors), for violations by Covered Persons. This Policy is designed to assist Covered Persons and the Company with compliance with the applicable U.S. Insider Trading Laws. III. MATERIAL NON-PUBLIC INFORMATION MNPI, for the purposes of this Policy, is any information that could reasonably affect the value of a publicly traded security, or that a reasonable investor would consider important in deciding whether to buy, sell or hold such securities that has not been disclosed generally to the investing public in a manner that complies with applicable securities laws (e.g. by a press release or report filed with the SEC). Common examples of information that could be regarded as material are: projections of future earnings or losses; news of a pending or proposed merger, acquisition or tender offer; news of a significant purchase or sale of property; significant changes in dividend policies; the declaration of a stock split; certain offerings of securities; changes in key executive management or directors; impending bankruptcy or financial liquidity problems; pending significant litigation; a major cybersecurity breach; and the gain or loss of a tenant that has a material effect on the Company’s financial condition or results of operations. Both positive and negative information can be material. IV. OUR POLICY A. RESTRICTED SECURITIES As used throughout this Policy, the term “Restricted Securities” shall mean (i) the Company’s common stock, options to purchase common stock, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as Saul Holdings Limited

Exhibit 19 - 2 - Partnership units, exchange-traded put or call options or swaps relating to the Company’s securities, and (ii) the securities of any other public company that does business with the Company, including tenants, borrowers, partners, or suppliers. B. PROHIBITION ON TRADING WHILE IN POSSESSION OF MATERIAL NON- PUBLIC INFORMATION If a Covered Person possesses MNPI relating to a company with Restricted Securities, including the Company, then such Covered Person shall not execute a transaction in the Restricted Securities of such company and shall not engage in any other action to take advantage of, or pass on to others, the MNPI for the purposes of transacting in such Restricted Security. There are no exceptions to this Policy. Therefore, even if a transaction is motivated by legitimate considerations, the transaction is prohibited if it takes place while the individual is in possession of MNPI. C. ADDITIONAL RESTRICTIONS 1. Pre-Clearance. In addition to the restrictions and requirements of the preceding paragraph, all transactions by Covered Persons (including acquisitions, dispositions, limit orders, transfers by gift (except as provided in Section VI.C. of this Policy), etc.) in Restricted Securities of the Company must be pre-cleared by the Chief Financial Officer, or the Vice President of Finance if the Chief Financial Officer is unavailable, before execution of the transaction (transactions by the Chief Financial Officer shall be pre-cleared by the President) (in such roles, the Chief Financial Officer, Vice President of Finance, and President are referred to herein as “Authorizing Officers”). Pre-clearance of a transaction in Restricted Securities of the Company must be obtained by contacting the appropriate Authorizing Officer in writing at least one business day before execution of the transaction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any MNPI and shall provide any and all useful information to the Authorizing Officer in order for the Authorizing Officer to make the pre-clearance determination. A confidential, e- mailed response will be sent to the requesting individual in response to requests for pre-clearance. Each pre-clearance approval shall automatically expire after ten business days or such shorter period of time as determined by the Authorizing Officer and must be renewed to be valid. No trade in securities of the Company shall be executed without pre-clearance. As further described in Section VI.A. of this Policy, this pre-clearance requirement does not apply to the exercising of Company stock options, but it does apply to subsequent market sales of common stock of the Company. Pre-clearance does not relieve anyone of his or her responsibilities under the Insider Trading Laws. Further, persons subject to Section 16(a) of the Securities Exchange Act of 1934, which include all Company directors, the Company’s executive officers and stockholders who possess stock that directly or indirectly results in beneficial ownership of more than 10% of the Company's common stock (“Section 16 Insiders”) shall make all required filings, including Forms 3, 4, and 5 and Schedules 13D and 13G, as applicable, with the SEC on a timely basis. 2. Prohibition of Short-Swing Trading and Hedges. We believe that it is inappropriate for any Covered Persons to engage in short-term or speculative transactions involving the Company. As a result, Covered Persons shall not:  Execute opposite-way transactions (e.g. a purchase followed by a sale, or a sale followed by a purchase) within six months (“Short-Swing Trading”),

Exhibit 19 - 3 - except for certain exempt transactions, such as acquisitions due to the exercise of stock options;  Execute short sales of the Company’s Restricted Securities; and  Buy or sell puts or calls, or execute other hedged positions in the Company’s Restricted Securities. Note that SEC rules require disgorgement of deemed profits for any Short-Swing Trading by Section 16 Insiders. Section 16 Insiders should assume that each transaction can be matched with all other transactions within six months before or after the transaction unless he or she has received competent legal advice that it is an exempt transaction. 3. Trading Blackouts. From time to time, the Company may require that members of the Board of Directors, officers, selected Employees and others, identified on a case-by-case basis, suspend transactions in Restricted Securities because of developments known to the Company and not yet disclosed to the public. If such event occurs, the Company will notify all such individuals, and such individuals shall not engage in any transaction involving the purchase or sale of the Restricted Securities during such period, and should not disclose to others the fact that they have been suspended from trading. The Company also requires the cessation of all transactions in the Company’s Restricted Securities during certain mandatory “trading blackouts.” These trading blackouts include: a. Quarterly Earnings Blackouts. All Covered Persons are prohibited from transacting in the Company’s Restricted Securities for the period beginning at 4:00 p.m. Eastern Time, or earlier if the markets close earlier, on the date that is the last trading day of the fiscal quarter (i.e. generally the last business day on or before March 31, June 30, September 30, and December 31) until two full trading days have elapsed after the date of the Company’s financial results are made public for that quarter (e.g. after the earlier of the issuance of the Company’s quarterly earnings press release or the filing of the Company’s Form 10-Q for such quarter (or Form 10-K for the fourth quarter)). b. Event-Specific Blackouts. From time to time, an event may occur that is material to the Company and is known by only a limited number of directors, officers and/or employees. As long as the event remains material and non-public, certain persons designated by the Chief Financial Officer or the President may not transact in the Company’s Restricted Securities, and the existence of an event-specific trading blackout period or extension of a blackout period will not be announced to the Company as a whole. The existence of an event-specific blackout shall not be communicated to any person by such designated persons. Even if the Chief Financial Officer or President has not designated you as a person who should not trade due to an event-specific trading blackout, you should not trade if you become aware of any MNPI. 4. Prohibition on Tipping. Any person in possession of MNPI about Restricted Securities shall not pass the information to others. It is illegal to advise others to trade on the basis of MNPI. All of the prohibitions and penalties described above apply whether or not you derive any benefit from the transactions in such Restricted Securities by the person that you provided the information.

Exhibit 19 - 4 - V. TRANSACTIONS BY FAMILY MEMBERS AND OTHERS The same restrictions that apply to Covered Persons also apply to their family members, including their spouse, others living in the same household, and entities under their control. Each person subject to this Policy is expected to be responsible for the compliance of his or her family and household, as well as any entities under his or her control. This Policy does not, however, apply to personal securities transactions of family members where the purchase or sale decision is made by a third party not controlled by, influenced by, or related to the Covered Person or their family members. VI. TRANSACTIONS UNDER COMPANY PLANS A. STOCK OPTION EXERCISES This Policy applies to the exercise of an employee stock option acquired pursuant to the Company’s plans, including any sale of stock as part of a broker-assisted cashless exercise of an option, stock- for-stock option exercises, cash option exercises, and any exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. B. DIVIDEND REINVESTMENT PLAN For Covered Persons eligible to participate in any company’s or broker-sponsored dividend reinvestment plan (“DRIP”), this Policy does not apply to purchases of Restricted Securities under the DRIP resulting from the reinvestment of dividends paid on Restricted Securities. This Policy does apply, however, to the election to participate or discontinue participation in the DRIP and to increase or decrease the level of participation in the DRIP. This Policy also applies to the sale of any Restricted Securities purchased pursuant to the DRIP. C. GIFTS Solely for Covered Persons that are not Section 16 Insiders, bona fide gifts (including charitable donations) are not transactions subject to this Policy, unless the Covered Person making the gift has reason to believe that the recipient intends to sell the Restricted Securities while the Covered Person is aware of MNPI, or the person making the gift is subject to the trading restrictions specified above in Section IV.C “Additional Restrictions” and the sales by the recipient of the Restricted Securities occur during a blackout period. D. OTHER SIMILAR TRANSACTIONS Purchases of Restricted Securities from the Company, sales of Restricted Securities to the Company and transactions in mutual funds, exchange traded funds, or similar instruments that are invested in Restricted Securities are not subject to this Policy. VII. RULE 10b5-1 TRADING PLANS A. GENERAL Notwithstanding anything contained herein, Covered Persons may trade in the Company’s Restricted Securities pursuant to a Rule 10b5-1 trading plans (“Rule 10b5-1 Trading Plan”). Any Covered Person who wishes to enter into a Rule 10b5-1 Trading Plan must contact the Chief Financial Officer for approval.

Exhibit 19 - 5 - Rule 10b5-1 may provide a defense from insider trading liability. In order to be eligible to rely on this defense, a person must enter into a Rule 10b5-1 Trading Plan that meets the conditions specified in Rule 10b5-1. Rule 10b5-1 presents an opportunity for Covered Persons to establish plans to sell or purchase Company Restricted Securities without the restrictions imposed by trading blackouts, even when in possession of MNPI concerning the Company. Rule 10b5-1 may provide an “affirmative defense” only if there is an insider trading lawsuit or action. It does not prevent anyone from bringing a lawsuit, nor does it prevent the media from reporting on any transactions executed pursuant to a Rule 10b5-1 Trading Plan. You have the ultimate and exclusive responsibility for adhering to Rule 10b5-1. B. REQUIREMENTS FOR ESTABLISHING AND TRADING UNDER A RULE 10b5-1 TRADING PLAN 1. Minimum Plan Requirements. Your Rule 10b5-1 Trading Plan must: a. Be entered into in good faith and outside of a trading blackout at a time when you do not possess MNPI concerning the Company. Your Rule 10b5- 1 Trading Plan may not be entered into as part of a plan or scheme to otherwise trade on the basis of MNPI concerning the Company. To comply with these requirements, you must complete a preclearance interview with the Chief Financial Officer prior to entering into your Rule 10b5-1 Trading Plan. b. Be in writing and preapproved by the Chief Financial Officer. The Chief Financial Officer Team must approve your written Rule 10b5-1 Trading Plan before you may enter into it. c. Include appropriate trading instructions. You may either specify the price, number of shares and date of trades ahead of time or provide a formula or other instructions by which your broker can determine the price, amount and date of trades. Alternatively, you may simply authorize your broker to make purchase and sale decisions on your behalf without any control or influence by you. d. For Section 16 Insiders only, include closed trading windows for the five business days before and two business days after the release of the Company’s quarterly financial results. Because transactions by Section 16 officers and directors are reported publicly, this proscription is intended to avoid the disclosure of trades immediately preceding and following the Company’s announcement of quarterly financial results. e. Prohibit you from exercising any influence over the amount of securities to be traded, the price at which they are to be traded, or the date of the trade. You may delegate discretionary authority to your broker, but in no event may you consult with your broker regarding executing transactions, or otherwise disclose information to your broker concerning the Company that might influence the execution of transactions, under your Rule 10b5- 1 Trading Plan after it commences. f. Include a cooling off period between your entry into your Rule 10b5-1 Trading Plan and the first possible transactions thereunder. The cooling off period is designed to minimize the risk that a claim will be made that you were aware of MNPI concerning the Company when you entered into

Exhibit 19 - 6 - the Rule 10b5-1 Trading Plan and that the plan was not entered into in good faith. For directors and officers of the Company, the cooling off period is the later of (a) 90 days following the date of the adoption of the Rule 10b5-1 Trading Plan, or (b) two business days following the date of disclosure in a periodic report (Form 10-Q or 10-K) filed with the SEC for the quarter in which the Rule 10b5-1 Trading Plan was adopted. For other Covered Persons, the cooling off period is 30 days following the date of the adoption of the Rule 10b5-1 Trading Plan. g. Include an expiration date that is at least six months but not more than 18 months from the effective date of your Rule 10b5-1 Trading Plan. We will not approve Rule 10b5-1 Trading Plans with terms of less than 6 months or in excess of 18 months. Shorter-term plans may be viewed as an attempt to make advantageous short-term trades, and longer-term plans are likely to have to be amended or terminated, which defeats the ultimate purpose of Rule 10b5-1 Trading Plans. 2. Trading Outside Your Rule 10b5-1 Trading Plan. You may only purchase or sell the Company’s Restricted Securities outside of your Rule 10b5-1 Trading Plan in accordance with this Policy. In addition, you may not buy or sell Company Restricted Securities in an effort to use a hedging strategy to offset your Rule 10b5- 1 Trading Plan trades while a Rule 10b5-1 Trading Plan is in effect. Any trading outside of your Rule 10b5-1 Trading Plan will be subject to heightened scrutiny for potential hedging and, depending on the circumstances, it may be advisable not to engage in any trading outside the Rule 10b5-1 Trading Plan. 3. Amendment, Suspension or Termination of the 10b5-1 Trading Plan. In most instances, the SEC views the modification, amendment, or suspension of a Rule 10b5-1 Trading Plan as a termination of the Rule 10b5-1 Trading Plan followed by an adoption of a new Rule 10b5-1 Trading Plan, triggering observation of the applicable cooling off period before trading commences under the new Rule 10b5- 1 Trading Plan. As a result, modifications, amendments, suspensions, and terminations of Rule 10b5-1 Trading Plans will require preapproval of the Chief Financial Officer, who shall inquire into the effects of the modification, amendment, suspension, and termination on trading activity. Scheduled sales or purchases of Company Restricted Securities pursuant to your Rule 10b5-1 Trading Plan will not be halted during the pendency of your amendment, suspension, or termination request. The Company has the right at any time to require additional and/or different requirements in connection with the amendment, suspension, or termination of a Rule 10b5-1 Trading Plan in order to protect you and the Company from potential liability. Further, your Rule 10b5-1 Trading Plan may be terminated or suspended by the Company at any time and for any reason. You may only voluntarily amend, suspend or terminate your Rule 10b5-1 Trading Plan with preapproval from the Chief Financial Officer, subject to the following conditions: a. You may only amend, suspend or terminate your Rule 10b5-1 Trading Plan outside of a trading blackout. b. You may not amend, suspend or terminate your Rule 10b5-1 Trading Plan if at the time of the amendment, suspension or termination you possess MNPI concerning the Company.

Exhibit 19 - 7 - c. You must sign a certificate in favor of the Company and your broker affirmatively stating that you do not possess MNPI concerning the Company at the time of the amendment, suspension or termination. d. Your amendment, suspension or termination must include a 30-day cooling off period between your commitment to such amendment, suspension or termination and its effectiveness. Trading under your Rule 10b5-1 Trading Plan will continue pursuant to the original terms of your Rule 10b5-1 Trading Plan until this 30-day cooling off period has elapsed. Any subsequent Rule 10b5-1 Trading Plan that you adopt will be subject to the applicable cooling off period as required by SEC rules. 4. Limitation on Single-Trade Plans. The Chief Financial Officer has sole discretion to approve Rule 10b5-1 Trading Plans that are designed to effect only a single transaction in any 12-month period. The Chief Financial Officer must verify the legality of any single transaction plan in advance of the adoption of a single transaction plan. 5. Prohibition on Multiple-Overlapping Plans. You may not maintain more than one active Rule 10b5-1 Trading Plan unless SEC rules allow for an exception. The Chief Financial Officer must verify the existence of an applicable exception in advance of the adoption of multiple-overlapping plans. Notwithstanding the above, multiple brokers may execute transactions on behalf of a Rule 10b5-1 Trading Plan holder under the same Rule 10b5-1 Trading Plan instructions. 6. Additional Plan Provisions. None of the requirements or plan terms currently contemplated herein are exhaustive or limiting on the Company. The Company has the right to require the inclusion of additional provisions in your Rule 10b5-1 Trading Plan designed to protect you and/or the Company, whether before or after the Rule 10b5-1 Trading Plan has been approved by the Chief Financial Officer, or to delete or amend existing provisions. VIII. THE CONSEQUENCES OF INSIDER TRADING VIOLATIONS The consequences of insider trading violations can be severe. For an individual who trades on inside information or tips information to others, the following penalties may apply:  A substantial civil penalty;  A substantial criminal fine (no matter how small the profit); and  A significant prison term. For a company, including any supervisory person, who fails to take appropriate steps to prevent illegal trading, the following may apply:  A substantial civil penalty; and  A substantial criminal fine.

Exhibit 19 - 8 - Moreover, an employee’s violation of this Policy could result in Company-imposed sanctions, which may include dismissal. Please keep in mind that this Policy continues to apply to your transactions in Company Restricted Securities even after your employment with the Company has been terminated. If you are in possession of MNPI when your employment terminates, you may not trade in Company Restricted Securities until that information has become public or is no longer material. IX. MISCELLANEOUS A. LOCATION OF THIS POLICY This Policy is updated as needed. The most recent version of this Policy can be accessed in the Company’s internal web-based information portal. B. COMPANY ASSISTANCE Any person who has any questions about specific transactions may obtain additional guidance by contacting the Chief Financial Officer. X. CERTIFICATION All Covered Persons are required annually to certify his or her understanding of and intent to comply with this Policy. Remember, the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with you. It is imperative that you always exercise good judgment when trading.